UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2008

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13711

Delaware	13-3429953
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4211 W. Boy Scout Boulevard Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 871-4811

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 8.01	Other Events.

On June 9, 2008, Walter Industries, Inc. (the “Company”) issued a press release filed herewith as Exhibit 99.1 announcing that it has commenced an offering of 2,800,000 shares of its common stock (the “Offering”). The Company also expects to grant to the underwriters of the Offering an option to purchase up to an additional 420,000 shares within 30 days after the commencement of the Offering. The Offering will be made under a Registration Statement on Form S-3 (File No. 333-131893) relating to the Company’s common stock, filed with the Securities and Exchange Commission on February 16, 2006. In connection with the Offering, the Company published the “Recent Developments,” “Use Of Proceeds,” “Our Company,” “Risk Factors” and “Description of Indebtedness” filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ernst & Young LLP.

99.1	Press Release dated June 9, 2008.

99.2	Recent Developments, Use Of Proceeds, Our Company, Risk Factors and Description of Indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

By:	/s/ Catherine C. Bona
Title:	Catherine C. Bona
Vice President, Asst. General Counsel
and Secretary

Date:  June 9, 2008